Exhibit 99(a)(7)

                            ALLIANCEBERNSTEIN TRUST

                                AMENDMENT NO. 6

                       AGREEMENT AND DECLARATION OF TRUST

       The undersigned, being at least a majority of the duly elected and qualified Trustees of AllianceBernstein Trust (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated December 12, 2000, as amended (the "Declaration of Trust"), do hereby amend the Declaration of Trust for the purposes of authorizing, establishing and designating Class Z Shares to be offered by the various Series of the Trust.

Article III, Section 6 of the Declaration of Trust is hereby amended by deleting the second sentence in said Section in its entirety and inserting in lieu thereof the following: "In addition, with respect to each such Series, the Class A Shares, Class B Shares, Class C Shares, Class R Shares, Class K Shares, Class I Shares, Class Z Shares and Advisor Class Shares, which each such Series may issue from time to time, shall be, and are hereby, established and designated, which classes shall have the respective rights and preferences as may be determined from time to time by the Trustees."

This instrument shall become effective upon its execution. This instrument may be executed in several counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have signed these presents as of the date set forth below.

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      IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.

/s/ John H. Dobkin                               Date:  9/25/13
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John H. Dobkin


/s/ Michael J. Downey                            Date:  9/25/13
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Michael J. Downey


/s/ William H. Foulk, Jr.                        Date:  9/25/13
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William H. Foulk, Jr.


/s/ D. James Guzy                                Date:  10/1/13
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D. James Guzy


/s/ Robert M. Keith                              Date:  9/24/13
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Robert M. Keith


/s/ Nancy P. Jacklin                             Date:  9/25/13
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Nancy P. Jacklin


/s/ Garry L. Moody                               Date:  10/7/13
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Garry L. Moody


/s/ Marshall C. Turner, Jr.                      Date:  September 25, 2013
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Marshall C. Turner, Jr.


/s/ Earl D. Weiner                               Date:  September 26, 2013
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Earl D. Weiner